UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2024
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	000-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.025 par value per share Preferred Stock Purchase Rights	TAYD N/A	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                      Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 25, 2024, Taylor Devices, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders approved each of management’s proposals, which consisted of: (i) the election of John Burgess as a Class 1 Director, to serve a three-year term expiring in 2027; (ii) the election of F. Eric Armenat as a Class 1 Director, to serve a three-year term expiring in 2027; and (iii) the ratification of the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2025.

Proposal 1: Election of John Burgess

The following table reflects the tabulation of votes with respect to the election of John Burgess as a Class 1 Director, to serve a three-year term expiring in 2027.

Votes For	Votes Withheld	Broker Non-Votes
909,705	613,886	660,259

Proposal 2: Election of F. Eric Armenat

The following table reflects the tabulation of votes with respect to the election of F. Eric Armenat as a Class 1 Director, to serve a three-year term expiring in 2027.

Votes For	Votes Withheld	Broker Non-Votes
1,071,520	452,071	660,259

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The following table reflects the tabulation of votes with respect to the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2025.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,144,113	3,242	36,495	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(Registrant)
Date: October 28, 2024	By:	/s/ Paul Heary
Paul Heary, Chief Financial Officer